Exhibit 10.1

Allin Corporation

Annual Base Salaries for Executive Officers Effective January 1, 2008

On November 15, 2007, the Board of Directors of Allin Corporation implemented changes in annual base salary for its executive officers effective date of January 1, 2008 as follows:

Executive Officer	Position	Annual Base Salary Effective as of January 1, 2008
Richard W. Talarico	Chairman, Chief Executive Officer and President	$198,172

Dean C. Praskach	Chief Financial Officer, Vice President-Finance, Treasurer and Secretary	$160,680